Exhibit 99.1

Entero Therapeutics Announces Proposed Reverse Merger with Journey Therapeutics, A Clinical Stage, First-in-Class, Next-Generation ADC-rivalling Nano-immunoconjugates Biopharmaceutical Company

•	Proposed merger to create Nasdaq-listed, clinical-stage biopharmaceutical company focused on advancing (i) Journey’s next-gen, first-in-class ADC-rivalling, nano-immunoconjugates (“NIC”) platform and therapeutic products for unmet medical needs in oncology and autoimmune diseases and (ii) Entero’s gastrointestinal product pipeline for treating unmet metabolic and rare genetic diseases;

•	The NIC platform technology is invented by and originated from Svetomir N. Markovic, M.D., Ph.D. of Mayo Clinic and is exclusively licensed by Journey with worldwide rights to sublicense;

•	The NIC technology employs the cutting edge cancer drug – nanoparticle albumin-bound (“NAB”) paclitaxel Abraxane – as a therapeutic backbone, combining with (i) on-demand tumor-targeting, tumor-suppressing and/or immune checkpoint inhibitor therapeutic antibody and (ii) potent and synergistic chemotherapeutic and tumor-ablating toxins designed to achieve maximum cancer-killing effects and minimized side effects to normal tissues, organs and cancer patients;

•	NIC Platform is being applied to multiple cancer indications, including difficult to treat end-stage gynecologic tumors and lymphoma with limited responses or resistant to existing therapies;

•	Early-stage clinical results of various NIC products are well published and further developments are expected in the near-term; and

•	Entero’s multiple clinical stage products for unmet medical needs include: 1) latiglutenase, a pioneering oral biotherapeutic for celiac disease; ii) adrulipase, a recombinant lipase enzyme for cystic fibrosis and chronic pancreatitis, and iii) capeserod, a selective 5HT-4 receptor partial agonist, all of which will continue undergoing clinical development.

BOCA RATON, Fla., Nov. 13, 2024 (GLOBE NEWSWIRE) – Entero Therapeutics, Inc. (Nasdaq: ENTO) (“Entero” or the “Company”), today announced that it has entered into a binding term sheet for a reverse merger transaction (the “Proposed Merger”) with Journey Therapeutics, Inc. (“Journey”), a privately-held, clinical-stage biopharmaceutical company with a next-generation proprietary modular antibody-drug conjugate (ADC)-like, nano-immunoconjugates (NIC) platform. Upon completion of the Proposed Merger, the shareholders of Journey will acquire 99% of the equity of Entero. The combined company is expected to operate under the name Journey Therapeutics, Inc., and will apply for continued trading on The Nasdaq Capital Market . The completion of the Proposed Merger is subject to several conditions, including the negotiation of definitive agreements, the receipt by Entero of at least $5 million of equity financing, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission and the approval of the stockholders of Entero.

Following the completion of the Proposed Merger, the new entity would be under the leadership of Henry Ji, Ph.D., Chairman and Chief Executive Officer of Journey Therapeutics. It is contemplated that the combined company will prioritize advancing Journey’s first-in-class, next-gen NIC product candidates targeting gynecological cancers, advanced non-Hodgkin’s lymphoma and other difficult to treat cancers, alongside Entero’s existing clinical assets. These existing assets include a latiglutenase, a pioneering oral biotherapeutic for celiac disease, adrulipase, a recombinant lipase enzyme for cystic fibrosis and chronic pancreatitis, and capeserod, a selective 5HT-4 receptor partial agonist, all of which would continue undergoing clinical development.

“The Proposed Merger with Journey Therapeutics presents an exceptional opportunity for Entero, bringing groundbreaking NIC technology and invaluable expertise under the leadership of Dr. Henry Ji,” said James Sapirstein, Chairman and Chief Executive Officer of Entero Therapeutics. “Journey’s innovative, first-in-class therapies hold tremendous potential and, after the proposed merger is completed, we are excited to accelerate the key steps to initiate critical clinical trials. This transaction would position us to make significant strides in the oncology sector, tapping into a multibillion-dollar global  market and advancing potentially life-changing therapies for patients.”

“Journey looks forward to this proposed merger with Entero Therapeutics, as it allows us to build a publicly traded company that is driven toward advancing Journey’s first-in-class, next-gen nano-immunoconjugates portfolio to rival the advanced antibody-drug conjugates products,” stated Henry Ji, Ph.D., President and Chief Executive Officer of Journey Therapeutics. “This opportunity arises at a momentous stage in Journey’s development, as we prepare for clinical trials of our two leading assets with encouraging initial clinical results .”

Journey is a clinical-stage, biopharmaceutical company pioneering advanced cancer therapies that leverage nanotechnology and immunotherapy. Rivalling antibody-drug conjugates (ADC), its NIC platform is designed to target tumors precisely, delivering therapeutic agents directly to cancer cells with minimal impact on surrounding healthy tissue. By combining nanotechnology with immunoconjugates, Journey has developed technology that permits modular antibody-based targeting and tailored chemotherapeutic selection, potentially leading to more effective and less toxic treatment of a variety of cancer types. This innovative approach holds tremendous promise for the future of precision oncology. As described by the inventor, Svetomir N. Markovic, M.D., Ph.D. (Mayo Clinic), the NIC platform seeks to usher the next generation of antibody-drug complex therapeutics to enable simultaneous multi-drug delivery to multiple cancer targets. Early, Phase 1 clinical data with two prototype NICs engineered to treat end-stage metastatic ovarian/endometrial cancer (targeting VEGF) or non-Hodgkin’s lymphoma (targeting CD20) have shown highly encouraging results in clinical efficacy and safety.

For more information about Entero Therapeutics, visit www.enterothera.com and connect on X and LinkedIn.

Mayo Clinic has a financial interest in the technology referenced in this press release. Mayo Clinic will use any revenue it receives to support its not-for-profit mission in patient care, education and research.

About Entero Therapeutics

Entero Therapeutics, Inc., is a late clinical-stage biopharmaceutical company focused on the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company’s programs address significant unmet needs in GI health and include: latiglutenase, potentially first-in-class, targeted, oral biotherapeutic for celiac disease; capeserod, a selective 5-HT4 receptor partial agonist for indications including gastroparesis; and adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. For more information visit www.enterothera.com.

About Journey Therapeutics

Journey Therapeutics, Inc. is a clinical stage biopharmaceutical company developing a portfolio of antibody-coated nanoparticle albumin-bound (“NAB or nab”) paclitaxel (the Nano-immunoconjugates (“NIC”)) for the treatment of various cancers. Invented by Svetomir Markovic, MD, Ph.D. at Mayo Clinic in Rochester, Minnesota, the clinically-validated NIC platform, a next-generation antibody-drug conjugates (“ADC”) rivalling platform, complexes tumor targeting, immune modulating and/or tumor-suppressing monoclonal antibodies and nab-paclitaxel into a pipeline of innovative drug products for unmet medical needs.

About Nano-Immunoconjugates (NIC) Therapeutic Platform

Invented by Svetomir Markovic, M.D., Ph.D. at Mayo Clinic in Rochester, Minnesota, the clinically-validated NIC platform is a proprietary next-generation antibody-drug conjugate (ADC) rivalling therapeutic technology and offers a number of advantages over existing ADC approaches, including:

•	Delivering more drugs specifically to tumors, through a Drug/Antibody ratio which is 100-fold greater than traditional ADC;

•	Clinically proven superior antitumor efficacy to traditional combination therapy with similar Pharmacokinetics (PK), and safety profile to traditional ADC;

•	Enabling facile creation of multiple product opportunities with a single streamlined process;

•	Modular “mixing and matching” of a monoclonal antibody library and a toxin library for new NICs to select NICs with superior efficacy in preclinical studies with competitive advantage against monotherapy with antibody or chemotherapy; and

•	Exploring almost all commercial therapeutic NABs to achieve life-cycle management for marketed therapeutic antibodies with expired or expiring patents.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether the Proposed Merger may be completed, completed with different terms, in an untimely manner, or not at all; whether the Company and Journey will be able to receive the requisite approvals of stockholders and regulatory authorities to consummate the Proposed Merger; whether the Company will be able to realize the expected benefits, or any benefits, from the Proposed Merger; whether the Company will be able to satisfy its outstanding obligations as they become due; whether the Company will be able to raise additional funds to satisfy its capital needs, including whether it can obtain the requisite financing to consummate the Proposed Merger; whether the Company will be able to realize the expected benefits of its acquisition of ImmunogenX; the Company’s ability to integrate the assets and operations acquired from ImmunogenX into the Company’s business; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with applicable Nasdaq listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2024, as well as the Company’s subsequent filings with the SEC, including its proxy statements on Schedule 14A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:
Entero Therapeutics, Inc.
777 Yamato Road, Suite 502
Boca Raton, FL 33431
Phone: (561) 589-7020
info@enterothera.com

Media contact:

Russo Partners

David Schull

(347) 956-7697

david.schull@russopartnersllc.com